Exhibit (g)(iii) under Form N1-A
                                       Exhibit (10) under Item 601/Reg. S-K

                      AMENDMENT TO CUSTODIAN CONTRACT

      This Amendment to the Custodian Contract is made as of May 15, 2001 by and between Federated Investment Companies listed on Exhibit 1 thereto (the "Funds"), Federated Services Company (the "Company") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

      WHEREAS, the Funds, the Company and the Custodian entered into a Custodian Contract dated as of December 1, 1993 (the "Contract");

      WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Funds have made such separate series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

      WHEREAS, the Funds, the Company and the Custodian desire to amend certain provisions of the Contract to reflect, revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Funds and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 3 through 15 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

II. New Articles 3, 4 and 13A of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.    Provisions Relating to Rules 17f-5 and 17f-7

3.1.  Definitions.  Capitalized terms in this Amendment shall have the
      -----------
following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in
Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section
(b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.  The Custodian as Foreign Custody Manager.
      ----------------------------------------

      3.2.1 Delegation to the Custodian as Foreign Custody Manager. Each Fund, by resolution adopted by its respective Board of Directors (the "Board"), hereby delegates to the Custodian, subject to section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

      3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the applicable Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Funds shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Funds. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the applicable Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the applicable Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

      3.2.3  Scope of Delegated Responsibilities:

            (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

            (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

            (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

      3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

      3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

      3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

      3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Funds that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Funds represent to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

      3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section
3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.


3.3  Eligible Securities Depositories.

      3.3.1 Analysis and Monitoring. The Custodian shall (a) provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify each Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

      3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

3.4 Limitation of Liability. Each Fund represents and warrants and the Custodian acknowledges that: (a) the Fund is a "series company" as defined in Rule 18f-2(a) promulgated under the 1940 Act and each Portfolio is a portfolio of assets specifically allocated to a series of shares of the applicable Fund as contemplated by such Rule; (b) all persons extending credit to, contracting with or having any claim against any Portfolio (including any claims arising hereunder) shall look only to the assets specifically allocated to such portfolio for payment under such credit, contract or claim and not to any assets specifically allocated to another series of shares of the applicable Fund or to any other assets of the applicable Fund; and (c) neither the shareholders nor directors of the applicable Fund nor any of such Fund's officers, employees or agents, whether past present or future shall be liable for such credit, contract or claim.


4.    Duties of the Custodian with Respect to Property of the Portfolios
      -------------------------------------------------------------------
   Held Outside the United States.

4.1  Definitions.  Capitalized terms in this Article 4 shall have the
     -----------
following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  Foreign Securities Systems.  Foreign securities shall be maintained
      --------------------------
in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.  Transactions in Foreign Custody Account.
      ---------------------------------------

      4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper
Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)  in connection with the lending of foreign securities; and

      (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

      (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;
      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi) for payment of part or all of the dividends received in respect of securities sold short;

      (vii) in connection with the borrowing or lending of foreign securities; and

      (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5 Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to each Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Article shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Funds written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Funds written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and
(ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.


4.10.  Liability of Foreign Sub-Custodians.
       -----------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of the Funds, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.  Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Funds, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Funds to notify the Custodian of the obligations imposed on the Funds with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use commercially reasonable efforts to assist the Funds with respect to any claim for exemption or refund under the tax law of countries for which each Fund has provided such information.

4.12.  Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Funds for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.



13A.  Deposit of Fund Assets with the Underlying Transfer Agent.
      ---------------------------------------------------------

Uncertificated shares (the "Underlying Shares") of registered "investment companies" as defined in Section 3(a)(1) of the 1940 Act, whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including, pursuant to
Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to collectively as the "Underlying Portfolios"), may be deposited and/or maintained in an account or accounts maintained with an entity which may from time to time act as a transfer agent for an Underlying Portfolio (the
"Underlying Transfer Agent").   The Underlying Transfer Agent shall be
deemed to be acting as if it is a "securities depository" for purposes of Rule 17f-4 under the 1940 Act. Each Fund hereby directs the Custodian to deposit and/or maintain such securities with the Underlying Transfer Agent, subject to the following provisions:

1) The Custodian shall keep Underlying Shares owned by a Portfolio with the Underlying Transfer Agent provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio;

2) The records of the Custodian with respect to Underlying Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Shares belonging to each Portfolio;

3) The Custodian shall pay for Underlying Shares purchased for the account of a Portfolio upon (i) receipt of advice from the Portfolio's investment adviser that such Underlying Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Portfolio, on the books and records of the Underlying Transfer Agent, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall receive confirmation from the Underlying Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian's account with the Underlying Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Shares redeemed for the account of a Portfolio (i) upon receipt of an advice from the Portfolio's investment adviser that such securities have been redeemed and that payment for such securities will be transferred to the Custodian and (ii) the making of an entry on the records to reflect such transfer and payment for the account of the Portfolio. The Custodian will receive confirmation from the Underlying Transfer Agent of the redemption of such securities and payment therefor only after such securities are redeemed. Copies of all advices from the Portfolio's investment adviser of purchases and sales of Underlying Shares for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian, and be provided to the investment adviser at its request; and

4) The Custodian shall not be liable to any Fund or any Portfolio for any loss or damage to any Fund or any Portfolio resulting from maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the negligence, misfeasance or willful misconduct of the Custodian or any of its agents or of any of its or their employees.


III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of
      Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

               [Remainder of page intentionally left blank.]


IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                       STATE STREET BANK
                                    and TRUST COMPANY


/s/ Raelene S. LaPlante             By:/s/ Ronald E. Logue
------------------------------         ---------------------------
Raelene S. LaPlante                 Name:  Ronald E. Logue
V.P. & Assoc. Counsel               Title:  Vice Chairman
                                    and Chief Operating Officer


WITNESSED BY:                       FEDERATED INVESTMENT
                                    COMPANIES


/s/ C. Todd Gibson                  By:/s/ John W. McGonigle
------------------------------         ---------------------------
Name:  C. Todd Gibson               Name:  John W. McGonigle
Title:  Corporate Counsel           Title:  Secretary


WITNESSED BY:                           FEDERATED SERVICES COMPANY


/s/ C. Todd Gibson                  By:/s/ Arthur L. Cherry
------------------------------         ---------------------------
Name:  C. Todd Gibson               Name:  Arthur L. Cherry
Title:  Assistant Vice President                Title:  President
                                    and Chief Executive Officer


Argentina         Citibank, N.A.

Australia         Westpac Banking Corporation

Austria           Erste Bank der Osterreichischen
                  Sparkassen AG

Bahrain           HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Bangladesh        Standard Chartered Bank

Belgium           Fortis Bank nv-sa

Bermuda           The Bank of Bermuda Limited

Bolivia           Citibank, N. A.

Botswana          Barclays Bank of Botswana Limited

Brazil            Citibank, N.A.

Bulgaria          ING Bank N.V.

Canada            State Street Trust Company Canada

Chile             Citibank, N.A.

People's Republic The Hongkong and Shanghai
of China          Banking Corporation Limited,
                  Shanghai and Shenzhen branches

Colombia          Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica        Banco BCT S.A.

Croatia           Privredna Banka Zagreb d.d

Cyprus            The Cyprus Popular Bank Ltd.

Czech Republic    Eeskoslovenska Obchodni
                  Banka, A.S.

Denmark           Den Danske Bank

Ecuador           Citibank, N.A.

Egypt             Egyptian British Bank S.A.E.
                  (as delegate of The Hongkong
                  and Shanghai Banking Corporation
                  Limited)

Estonia           Hansabank

Finland           Merita Bank Plc.

France            BNP Paribas, S.A.

Germany           Dresdner Bank AG

Ghana             Barclays Bank of Ghana Limited

Greece            National Bank of Greece S.A.

Hong Kong         Standard Chartered Bank

Hungary           Citibank Rt.

Iceland           Icebank Ltd.

India             Deutsche Bank AG
                  The Hongkong and Shanghai
                  Banking Corporation Limited

Indonesia         Standard Chartered Bank

Ireland           Bank of Ireland

Israel            Bank Hapoalim B.M.

Italy             BNP Paribas, Italian Branch

Ivory Coast       Societe Generale de Banques
                  en Cote d'Ivoire

Jamaica           Scotiabank Jamaica Trust and Merchant
                  Bank Ltd.

Japan             The Fuji Bank, Limited

                  The Sumitomo Bank, Limited

Jordan            HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Kazakhstan        HSBC Bank Kazakhstan

Kenya             Barclays Bank of Kenya Limited

Republic of Korea The Hongkong and Shanghai Banking
                  Corporation Limited

Latvia            A/s Hansabanka

Lebanon           HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Lithuania         Vilniaus Bankas AB

Malaysia          Standard Chartered Bank Malaysia Berhad

Mauritius         The Hongkong and Shanghai
                  Banking Corporation Limited

Mexico            Citibank Mexico, S.A.

Morocco           Banque Commerciale du Maroc

Namibia           Standard Bank Namibia Limited

Netherlands       Fortis Bank (Nederland) N.V.

New Zealand       ANZ Banking Group (New Zealand) Limited

Nigeria           Stanbic Merchant Bank Nigeria Limited

Norway            Christiania Bank og Kreditkasse ASA

Oman              HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Pakistan          Deutsche Bank AG

Palestine         HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Panama            BankBoston, N.A.

Peru              Citibank, N.A.

Philippines       Standard Chartered Bank

Poland            Citibank (Poland) S.A.

Portugal          Banco Comercial Portugues

Qatar             HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Romania           ING Bank N.V.

Russia            Credit Suisse First Boston AO - Moscow
                  (as delegate of Credit Suisse
                  First Boston - Zurich)

Singapore         The Development Bank of Singapore Limited

Slovak Republic   Eeskoslovenska Obchodni Banka, A.S.

Slovenia          Bank Austria Creditanstalt d.d. - Ljubljana

South Africa      Standard Bank of South Africa Limited

Spain             Banco Santander Central Hispano S.A.

Sri Lanka         The Hongkong and Shanghai
                  Banking Corporation Limited

Swaziland         Standard Bank Swaziland Limited

Sweden            Skandinaviska Enskilda Banken

Switzerland       UBS AG

Taiwan - R.O.C.   Central Trust of China

Thailand          Standard Chartered Bank

Trinidad & Tobago Republic Bank Limited

Tunisia           Banque Internationale Arabe de Tunisie

Turkey            Citibank, N.A.

Ukraine           ING Bank Ukraine

United Kingdom    State Street Bank and Trust Company,
                  London Branch

Uruguay           BankBoston, N.A.

Venezuela         Citibank, N.A.

Vietnam           The Hongkong and Shanghai
                  Banking Corporation Limited

Zambia            Barclays Bank of Zambia Limited

Zimbabwe          Barclays Bank of Zimbabwe Limited



Argentina                           Caja de Valores S.A.

AustraliaAustraclear Limited
                                    Reserve Bank Information
                                    andTransfer System

Austria                             Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)

Belgium                             Caisse Interprofessionnelle de Depots
et
                                    de Virements de Titres, S.A.
                                    Banque Nationale de Belgique

Brazil                              Companhia Brasileira de
                                    Liquidacao e Custodia

Bulgaria                            Central Depository AD
                                    Bulgarian National Bank

Canada                              Canadian Depository for Securities
Limited

Chile                               Deposito Central de Valores S.A.

People's Republic                   Shanghai Securities Central Clearing &
of China                            Registration Corporation
                                    Shenzhen Securities Central Clearing
                                    Co., Ltd.

Colombia                            Deposito Centralizado de Valores

Costa Rica                          Central de Valores S.A.

Croatia                             Ministry of Finance
                                    National Bank of Croatia
                                    Sredisnja Depozitarna Agencija d.d.

Czech Republic                      Stredisko cennych papiru
                                    Czech National Bank


Denmark                             Vaerdipapircentralen
                                    (Danish Securities Center)

Egypt                               Misr for Clearing, Settlement,
                                    and Depository

Estonia                             Eesti Vaartpaberite Keskdepositoorium

Finland                             Finnish Central Securities Depository

France                              Societe Interprofessionnelle pour la
                                    Compensation des Valeurs Mobilieres

Germany                             Clearstream Banking AG, Frankfurt

Greece                              Bank of Greece,
                                    System for Monitoring Transactions in
                                    Securities in Book-Entry Form
                                    Apothetirion Titlon AE - Central
                                    Securities Depository

Hong Kong                           Central Clearing and Settlement System
                                    Central Moneymarkets Unit

Hungary                             Kozponti Elszamolohaz es Ertektar
                                    (Budapest) Rt. (KELER)

India                               National Securities Depository Limited
                                    Central Depository Services India
Limited
                                    Reserve Bank of India

Indonesia                           Bank Indonesia
                                    PT Kustodian Sentral Efek Indonesia

Ireland                             Central Bank of Ireland
                                    Securities Settlement Office

Israel                              Tel Aviv Stock Exchange Clearing
                                    House Ltd. (TASE Clearinghouse)

Italy                               Monte Titoli S.p.A.
                                    Banca d'Italia

Ivory Coast                         Depositaire Central - Banque de
Reglement

Jamaica                             Jamaica Central Securities Depository

Japan                               Japan Securities Depository Center
                                    (JASDEC)
                                    Bank of Japan Net System

Kazakhstan                          Central Depository of Securities

Kenya                               Central Bank of Kenya

Republic of Korea                   Korea Securities Depository


Latvia                              Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L. Banque du Liban

Lithuania                           Central Securities Depository of
Lithuania


Malaysia                            Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysia,
                                    Scripless Securities Trading and
                                    Safekeeping System

Mauritius                           Central Depository and Settlement Co.
Ltd.
                                    Bank of Mauritius

Mexico                              S.D. INDEVAL
                                    (Instituto para el Deposito de Valores)

Morocco                             Maroclear

Netherlands                         Nederlands Centraal Instituut voor
                                    Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand                         New Zealand Central Securities
                                    Depository Limited

Nigeria                             Central Securities Clearing System
Limited

Norway                              Verdipapirsentralen (Norwegian Central
                                    Securities Depository)

Oman                                Muscat Depository & Securities
                                    Registration Company, SAOC


Pakistan                            Central Depository Company of
                                    Pakistan Limited
                                    State Bank of Pakistan

Palestine                           Clearing Depository and Settlement,
                                    a department of the
                                    Palestine Stock Exchange

Peru                                Caja de Valores y Liquidaciones,
Institucion
                                    De Compensacion y Liquidacion de
                                    Valores S.A

Philippines                         Philippine Central Depository, Inc.

                                    Registry of Scripless Securities
                                    (ROSS) of the Bureau of Treasury


Poland                              National Depository of Securities
                                    (Krajowy Depozyt Papierow
                                    Wartos<180>ciowych SA)
                                    Central Treasury Bills Registrar

Portugal                            Central de Valores Mobiliarios

Qatar                               Central Clearing and Registration
(CCR), a
                                    department of the Doha Securities
Market

Romania                             National Securities Clearing,
Settlement and
                                    Depository Company
                                    Bucharest Stock Exchange Registry
Division
                                    National Bank of Romania

Singapore                           Central Depository (Pte) Limited
                                    Monetary Authority of Singapore

Slovak Republic                     Stredisko cennych papierov
                                    National Bank of Slovakia

Slovenia                            Klirinsko Depotna Druzba d.d.

South Africa                        Central Depository Limited
                                    Share Transactions Totally Electronic
                                    (STRATE) Ltd.

Spain                               Servicio de Compensacion y
                                    Liquidacion de Valores, S.A.
                                    Banco de Espana, Central de
                                    Anotaciones en Cuenta

Sri Lanka                           Central Depository System (Pvt) Limited

Sweden                              Vardepapperscentralen  VPC AB
                                    (Swedish Central Securities Depository)

Switzerland                         SegaIntersettle AG (SIS)


Taiwan - R.O.C.                     Taiwan Securities Central
                                    Depository Co., Ltd.

Thailand                            Thailand Securities Depository
                                    Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres

Turkey                              Takas ve Saklama Bankasi A.S.
                                    (TAKASBANK)
                                    Central Bank of Turkey

Ukraine                             National Bank of Ukraine

United Kingdom                      Central Gilts Office and
                                    Central Moneymarkets Office

Venezuela                           Banco Central de Venezuela

Zambia                              LuSE Central Shares Depository Limited
                                    Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG




The Guide to Custody in World Markets     An overview of safekeeping and
-------------------------------------
                                    settlement
(annually)                          practices and procedures in each
                                    market in which State Street Bank and
                                    Trust Company offers custodial
                                    services.

Global Custody Network Review       Information relating to the operating
-----------------------------
                                    history
(annually)                          and structure of depositories and
                                    subcustodians located in the markets
                                    in which State Street Bank and Trust
                                    Company offers custodial services,
                                    including transnational depositories.

Global Legal Survey                 With respect to each market in which
-------------------
                                    State
(annually)                          Street Bank and Trust Company offers
                                    custodial services, opinions relating
                                    to whether local law restricts (i)
                                    access of a fund's independent public
                                    accountants to books and records of a
                                    Foreign Sub-Custodian or Foreign
                                    Securities System, (ii) the Fund's
                                    ability to recover in the event of
                                    bankruptcy or insolvency of a Foreign
                                    Sub-Custodian or Foreign Securities
                                    System, (iii) the Fund's ability to
                                    recover in the event of a loss by a
                                    Foreign Sub-Custodian or Foreign
                                    Securities System, and (iv) the
                                    ability of a foreign investor to
                                    convert cash and cash equivalents to
                                    U.S. dollars.

Subcustodian Agreements             Copies of the subcustodian contracts
-----------------------
                                    State
(annually)                          Street Bank and Trust Company has
                                    entered into with each subcustodian in
                                    the markets in which State Street Bank
                                    and Trust Company offers subcustody
                                    services to its US mutual fund clients.

Network Bulletins (weekly):         Developments of interest to investors
                                    in the markets in which State Street
                                    Bank and Trust Company offers
                                    custodial services.


Foreign Custody Advisories          With respect to markets in which State
(as necessary):                     Street Bank and Trust Company offers
                                    custodial services which exhibit
                                    special custody risks, developments
                                    which may impact State Street's
                                    ability to deliver expected levels of
                                    service.


                                  EXHIBIT 1

               See Exhibit associated with Custodian Contract at I:\Legal Research\Master Contracts\Kexhibits

State Street letterhead



February 27, 2002



Federated Services Company
Federated Investors Tower`
Pittsburgh, PA  15222-3779
Attention:  Arthur L. Cherry,
            President

      Re:   Remote Access Services

Dear Customer:

      State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street"), has developed and utilizes proprietary accounting and other systems in conjunction with the services which we provide to you under the Custodian Contract, dated December 1, 1993 and as amended and in effect from time to time. In this regard, we maintain certain information in databases under our control and ownership which we make available to our customers (the "Remote Access Services").

The Services

      State Street agrees to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Agreement ("Authorized Designees") with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures

      You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the System or the Remote Access Services has violated or intends to violate the terms of this Agreement and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the System or Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

      Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

      The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by laws to be made public.

      You agree to use the Remote Access Services only in connection with the proper purposes of this Agreement. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

      You agree that neither you nor your Authorized Designee will modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

      You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

      State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying on third party sources and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party's control.

      State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party supplies to do likewise. You will do likewise for your systems.

      EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL
WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED
HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

      State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by you under this Agreement constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that you will notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Agreement without further obligation.

Termination.
-----------

      Either party may terminate this Agreement (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term or condition of the Agreement by giving the other party written notice of termination. This Agreement shall in any event terminate within ninety (90) days after the termination of any custodian agreement applicable to you. In the event of termination, you will return to State Street all copies of documentation and other confidential information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

      This Agreement and the exhibits hereto constitute our entire understanding with respect to access to the System and Remote Access Services. This Agreement cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      Should you wish to avail yourself of the System and the Remote Access Services, pleas sign and return one copy of this letter. If you do not sign and return one copy of this letter we will deem your and your Authorized Designees' continued use of the System and the Remote Access Services to be your acceptance of these terms.

                        Very truly yours,

                        STATE STREET BANK AND TRUST COMPANY

                        By:  /s/ Joseph L. Hooley
                           ---------------------------------------
                        Name:  Joseph L. Hooley
                        Title:  Executive Vice President


CONFIRMED AND AGREED:

FEDERATED SERVICES COMPANY


By:  /s/ Richard J. Thomas
   ---------------------------------------
Name:  Richard J. Thomas
Title:  Senior Vice President & Treasurer
Date:  3/29/02

FEDERATED INVESTMENT COMPANIES,
On Exhibit 1 (as it may be revised from time to time) of the Custodian Contract.

By:  /s/ John W. McGonigle
   ---------------------------------------
Name:  John W. McGonigle
Title:  Executive Vice President
Date:  5/14/02


                                 EXHIBIT A

                                 IN~SIGHT
                        System Product Description

In~SightSM provides bilateral information, delivery, interoperability, and on-line access to State Street. In~SightSM allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy MonitorSM, Multicurrency HorizonSM, Securities Lending, Performance & Analytics and Electronic Trade Delivery can be accessed through In~SightSM. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~SightSM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~SightSM will continue to increase in direct proportion with the client roll out, as it is viewed as the information delivery system that will grow with our clients.